Company contact: Tony Tomich 818 / 673-3996

FOR IMMEDIATE RELEASE	November 1, 2006

21ST CENTURY INSURANCE GROUP REPORTS 35% INCREASE IN THIRD QUARTER NET INCOME AS NON-CALIFORNIA PREMIUM CLIMBS 79%

October 2006 entry into New Jersey a significant milestone as 21st now writes business in over half of the U.S. Private Passenger Auto Market

(WOODLAND HILLS, CA) - 21st Century Insurance Group (NYSE: TW) today reported net income of $28.4 million ($0.33 per basic share) for the third quarter of 2006, compared to $21.1 million ($0.25 per basic share) for the same period in 2005. The third quarter results include decreases to reserves for prior accident year losses and loss adjustment expenses (“LAE”) totaling $14.4 million, versus decreases of $1.2 million in the third quarter of 2005. The third quarter results also include $0.2 million of net realized investment gains, compared to net realized investment losses of $0.9 million in the third quarter of 2005. In October 2006, the Company announced its entry into the New Jersey private passenger automobile insurance market.

Other third quarter financial highlights:

•	Direct premiums written of $337.2 million, versus $349.1 million in the third quarter of 2005 (3.4% decrease)
•	California direct premiums written of $295.8 million, versus $326.0 million in the third quarter of 2005 (9.3% decrease)
•	Non-California direct premiums written of $41.4 million, versus $23.1 million in the third quarter of 2005 (79.6% increase)
•	GAAP combined ratio of 91.7% versus 95.2% for the third quarter of 2005. 2006 was favorably impacted by 4.4 points of prior accident year loss and LAE reserve decreases, versus 0.3 points in 2005

“We are turning 21st into a national competitor. As a direct-to-consumer company, having more markets and more consumers to target increases our opportunities and operating flexibility. In the third quarter, we continued to expand into new markets and maintained our profitability,” said President and Chief Executive Officer Bruce Marlow.

For the nine months ended September 30, 2006, net income was $78.0 million ($0.91 per basic share), compared to $61.0 million ($0.71 per basic share) for the same nine-month period in 2005. The 2006 nine-month results include decreases to prior accident year loss and LAE reserves totaling $39.5 million, versus decreases of $20.8 million for the same nine-month period in 2005. The 2006 nine-month results also include net realized investment losses of $0.9 million, compared to net realized investment losses of $2.7 million for the same nine-month period in 2005. Other nine-month financial highlights:

•	Direct premiums written of $992.6 million, versus $1,029.9 million for the same nine-month period in 2005 (3.6% decrease)
•	California direct premiums written of $895.0 million, versus $967.8 million for the same nine-month period in 2005 (7.5% decrease)
•	Non-California direct premiums written of $97.6 million, versus $62.1 million for the same nine-month period in 2005 (57.2% increase)
•
GAAP combined ratio of 92.6% versus 95.5% for the same nine-month period in 2005. 2006 was favorably impacted by 4.0 points of prior accident year loss and LAE reserve decreases, versus 2.0 points in 2005

Stockholders’ equity at September 30, 2006 increased to $897.6 million, compared to $813.0 million at September 30, 2005. Book value per share at September 30, 2006 improved to $10.39 per share from $9.47 per share at September 30, 2005. Operating cash flows for the third quarter of 2006 were $19.8 million, compared to $52.1 million in the same period of 2005. Operating cash flows for the nine months ended September 30, 2006 were $84.3 million, compared to $122.4 million for the same period of 2005.

The addition of New Jersey means more than 50 percent of the national auto insurance market has access to 21st’s low prices, superior policy features and great customer service. At $6.3 billion of Direct Written Premium, New Jersey is the 7th largest market for personal auto insurance in the United States. Regulatory reforms in 2003 have made the state more attractive for new entrants. New Jersey is the latest step in the company’s geographic expansion strategy, as 21st entered the Midwest in 2004, Texas in 2005 and three Eastern states - Florida, Georgia & Pennsylvania - during the second quarter of 2006. During the first ten months of 2006, the Company has increased the percentage of the U.S. personal auto market in which it operates from 34% to 53%.

“Over the last few years, the Company has consistently invested in the capability to execute its national expansion strategy. We are seeing the results of this focused effort, as the percent of our premium that is written outside California has grown steadily. We wrote 12.3% of the current quarter’s premium outside California, versus 6.6% during the same quarter last year,” said the Company’s Senior Vice President and Chief Financial Officer, Steve Erwin. “These investments and our consistent profitability show the strength and focus  of our business model. We have a conservative balance sheet and a strong capital position which  strongly support our national expansion strategy,“ added Erwin.

About 21st

Founded in 1958, 21st Century Insurance Group is a direct-to-consumer provider of personal auto insurance. With $1.4 billion of revenue in 2005, the Company insures over 1.5 million vehicles in Arizona, California, Florida, Georgia, Illinois, Indiana, Nevada, New Jersey, Ohio, Oregon, Pennsylvania, Texas and Washington. 21st provides superior policy features and 24/7 customer service at a competitive price. Customers can purchase insurance, service their policy or report a claim at 21st.com or on the phone with our licensed insurance professionals at 1-800-211-SAVE, 24 hours a day, 365 days a year. Service is offered in English and Spanish, both on the phone and on the web. 21st Century Insurance Company, 21st Century Casualty Company, and 21st Century Insurance Company of the Southwest are rated A+ by A. M. Best, Fitch Ratings and Standard & Poor’s.

21st Century Insurance Group is traded on the New York Stock Exchange under the trading symbol “TW” and is headquartered at 21st Century Plaza, 6301 Owensmouth Avenue, Woodland Hills, CA 91367.

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21st Century Insurance Group (NYSE: TW) will hold an earnings teleconference for investors on Thursday, November 2nd, 2006 at 11:00 a.m. EST. The public can find information about the call in the Investor Relations section of 21st.com. The call and its accompanying slides will be broadcast over the Internet via a webcast, as well.

Teleconference Details:
Dial in number - 1-800-599-9795
International dial in number - 1-617-786-2905
Passcode - 877-353-08

Teleconference Replay Details:
Available from 1pm (EST) on November 2nd, 2006 until 1pm (EST) on November 16th, 2006
Dial in number - 1-888-286-8010
International dial in number - 1-617-801-6888
Passcode - 326-759-67

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Cautionary Statement:
Statements contained herein and within other publicly available documents may include, and the Company's officers and representatives may from time to time make, statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but instead represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. These statements may address, among other things, the Company's strategy for growth, underwriting results, expected combined ratio and growth of written premiums, product development, computer systems, litigation, regulatory environment and approvals, market position, financial results, dividend policy and reserves. It is possible that the Company's actual results, actions and financial condition may differ, possibly materially, from the anticipated results, actions and financial condition indicated in these forward-looking statements. Other important factors that could cause the Company's actual results and actions to differ, possibly materially, from those in the specific forward-looking statements include the effects of competition and competitors' pricing actions; changes in consumer preferences or buying habits; adverse underwriting and claims experience; customer service problems; the impact on Company operations of natural disasters, principally earthquake, or civil disturbance, due to the concentration of Company facilities and employees in Southern California; information system problems; control environment failures; adverse developments in financial markets or interest rates; results of legislative, regulatory or legal actions, including the inability to obtain regulatory approval for necessary licenses, rate changes and product changes and possible adverse actions by state regulators in market conduct examinations and rate proceedings; and the Company’s ability to service its debt, including its ability to receive dividends and/or sufficient payments from its subsidiaries to service its obligations. The Company is not under any obligation (and expressly disclaims any such obligation) to update or alter any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. Additional financial information is available on the Company's website at 21st.com (which shall not be deemed to be incorporated in or a part of this release) or by request to the Investor Relations Department.

Disclosure of Non-GAAP Measures:
The Company may have included financial measures and other information in this document that may not be presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management believes these financial measures and other information may enhance investors’ understanding of the Company’s operations or enhance their understanding of the industry, in general. However, these financial measures and other information are not intended to replace, and should be read in conjunction with, the GAAP financial results. When possible, the Company has made efforts to reconcile these financial measures and other information to the most directly comparable GAAP financial measures available.

(1) Premiums Written: Premiums written represent the premiums charged on policies issued and in effect during a fiscal period. Premiums Earned, the most directly comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the terms of the policies. Premiums Written are meant as supplemental information and are not intended to replace Premiums Earned. (2) Statutory Surplus: Statutory surplus represents equity as of the end of a fiscal period for the Company’s insurance entities, determined in accordance with Statutory Accounting Principles, as prescribed by insurance regulatory authorities. Stockholders’ Equity is the most directly comparable GAAP measure. Statutory Surplus is presented as supplemental information and is not intended to replace Stockholders’ Equity. (3) Underwriting Profit (Losses): Underwriting profit (loss) consists of net premiums earned less losses from claims, loss adjustment expenses and underwriting expenses. 21st believes that underwriting profit (loss) provides investors with financial information that is not only meaningful, but critically important to understanding the results of property and casualty insurance operations. The results of operations of a property and casualty insurance company include three components: underwriting profit (loss), net investment income and realized capital gains (losses). Without disclosure of underwriting profit (loss), it is difficult to determine how successful an insurance company is in its core business activity of assessing and underwriting risk, as including investment income and realized capital gains (losses) in the results of operations without disclosing underwriting profit (loss) can mask underwriting losses. Underwriting profit (loss) is presented as supplemental information and is not intended to replace Net Income.

These non-GAAP, financial measures should be read in conjunction with the GAAP financial results. The Company has reconciled these financial measures with the most directly comparable GAAP financial measures in the supplemental schedules.

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 © 2006 by 21st Century Insurance Group. All rights reserved

21st Century Insurance Group
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except share data)

	Q3'05	Q4'05	Q1'06	Q2'06	Q3'06

Direct premiums written	$349,118	$316,466	$338,569	$316,837	$337,217
Net premiums written	$347,827	$315,172	$337,223	$315,476	$335,810

Net premiums earned	$344,102	$335,626	$325,824	$325,512	$327,325

Net losses and loss adjustment expenses	258,105	241,513	236,496	223,094	222,550
Underwriting expenses	69,638	70,495	71,933	74,391	77,518
Underwriting profit	16,359	23,618	17,395	28,027	27,257

Net investment income	17,042	18,011	17,755	17,174	16,897
Other (expenses)/income	(3)	(407)	-	(913)	58
Net realized investment losses (gains)	(939)	(606)	(1,067)	30	159
Interest and fees expense	(1,988)	(1,943)	(1,898)	(1,854)	(1,820)
Income before provision for income taxes	30,471	38,673	32,185	42,464	42,551
Provision for income taxes	9,369	12,281	10,868	14,143	14,144
Net income	$21,102	$26,392	$21,317	$28,321	$28,407

Earnings per share - basic	$0.25	$0.31	$0.25	$0.33	$0.33
Earnings per share - diluted	$0.24	$0.31	$0.25	$0.33	$0.33

Weighted average shares outstanding - basic
Basic	85,793,904	85,799,397	85,868,878	85,968,155	86,192,395
Diluted	86,205,599	86,427,724	86,517,163	86,232,103	86,454,509

Net losses and loss adjustment expense ratio	75.0%	72.0%	72.6%	68.5%	68.0%
Underwriting expense ratio	20.2%	21.0%	22.1%	22.9%	23.7%
Combined ratio	95.2%	93.0%	94.7%	91.4%	91.7%

Reconciliation of direct premiums written to net premiums earned
Direct premiums written	$349,118	$316,466	$338,569	$316,837	$337,217
Ceded premiums written	(1,291)	(1,294)	(1,346)	(1,361)	(1,407)
Net premiums written	347,827	315,172	337,223	315,476	335,810
Net change in unearned premiums	(3,725)	20,454	(11,399)	10,036	(8,485)
Net premiums earned	$344,102	$335,626	$325,824	$325,512	$327,325

Net losses and loss adjustment expenses
Current accident year	$259,301	$245,870	$243,511	$241,215	$236,942
Prior accident years	(1,196)	(4,357)	(7,015)	(18,121)	(14,392)
Net losses and loss adjustment expenses	$258,105	$241,513	$236,496	$223,094	$222,550

21st Century Insurance Group
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except share data)

	September 30, 2005	December 31, 2005	March 31, 2006	June 30, 2006	September 30, 2006

Assets
Investments:
Available for sale
Fixed maturity securities, at fair value	$1,350,411	$1,354,707	$1,434,761	$1,426,728	$1,470,385
Equity securities, at fair value	46,380	47,367	850	-	-
Other long-term investments, equity method	-	-	-	-	9,443
Total Investments	1,396,791	1,402,074	1,435,611	1,426,728	1,479,828
Cash and cash equivalents	65,264	68,668	35,146	40,188	19,497
Accrued investment income	16,183	16,585	17,333	17,304	17,006
Premiums receivable	116,980	100,900	107,231	98,887	115,513
Reinsurance receivables and recoverables	5,914	6,539	6,223	6,521	6,550
Prepaid reinsurance premiums	1,870	1,946	2,023	2,072	2,141
Deferred income taxes	53,798	56,209	59,307	57,321	42,566
Deferred policy acquisition costs	63,760	59,939	62,919	68,248	67,592
Leased property under capital lease	25,339	22,651	21,587	20,568	19,998
Property and equipment, net of accumulated depreciation	145,841	145,811	147,047	148,213	152,480
Other assets	29,930	38,907	42,183	41,323	40,277

Total assets	$1,921,670	$1,920,229	$1,936,610	$1,927,373	$1,963,448

Liabilities and stockholders' equity
Liabilities
Unpaid losses and loss adjustment expenses	$517,614	$523,835	$508,428	$495,092	$484,258
Unearned premiums	340,055	319,676	331,152	321,166	329,719
Debt	131,095	127,972	124,796	121,619	118,853
Claims checks payable	40,711	42,681	40,609	38,363	39,697
Reinsurance payable	663	643	755	748	769
Other liabilities	78,514	75,450	94,057	95,220	92,529
Total liabilities	1,108,652	1,090,257	1,099,797	1,072,208	1,065,825

Stockholders' equity
Common stock	86	86	86	86	86
Additional paid-in capital	423,795	425,454	430,360	435,889	438,618
Accumulated other comprehensive loss	(2,812)	(10,382)	(22,892)	(31,500)	(13,246)
Treasury stock	-	(84)	(84)	(84)	(106)
Retained earnings	391,949	414,898	429,343	450,774	472,271
Total stockholders' equity	813,018	829,972	836,813	855,165	897,623

Total liabilities and stockholders' equity	$1,921,670	$1,920,229	$1,936,610	$1,927,373	$1,963,448

Book Value Per Share	$9.47	$9.66	$9.72	$9.91	$10.39

Outstanding Shares	85,835,038	85,933,960	86,095,739	86,335,335	86,372,668

21st Century Insurance Group
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Q3'05	Q4'05	Q1'06	Q2'06	Q3'06
Operating activities
Net Income	$21,102	$26,392	$21,317	$28,321	$28,407

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,507	9,258	6,661	6,643	7,089
Net amortization of investment premiums and discounts	2,365	2,165	2,007	2,489	2,822
Stock-based compensation cost	100	81	4,099	2,379	2,274
Provision for deferred income taxes	4,784	1,664	2,820	6,611	5,754
Net realized investment losses (gains)	1,062	493	1,067	(30)	(159)

Changes in assets and liabilities:
Premiums receivable	(11,400)	16,080	(6,331)	8,344	(16,626)
Deferred policy acquisition costs	(1,555)	3,821	(2,980)	(5,329)	656
Reinsurance receivables and recoverables	(184)	(722)	352	(355)	(76)
Federal income taxes	(1,019)	678	4,529	(1,743)	(8,326)
Other assets	1,482	(10,307)	(2,880)	1,015	3,397
Unpaid losses and loss adjustment expenses	22,092	6,221	(15,407)	(13,336)	(10,834)
Unearned premiums	3,812	(20,379)	11,476	(9,986)	8,553
Claims checks payable	2,144	1,970	(2,072)	(2,246)	1,334
Other liabilities	(2,164)	477	14,079	2,904	(4,433)
Net cash provided by operating activities	52,128	37,892	38,737	25,681	19,832

Investing Activities
Purchases of:
Fixed maturity investments available-for-sale	(17,446)	(42,102)	(146,738)	(33,441)	(47,848)
Equity securities available-for-sale	(78,762)	(77,847)	(35,627)	-	-
Other long-term investments, equity method	-	-	-	-	(9,123)
Property and equipment	(19,948)	(6,544)	(6,627)	(6,719)	(9,969)
Sales, maturities, and calls of:
Fixed maturity investments available-for-sale	8,987	24,949	42,161	25,803	29,527
Equity securities available-for-sale	81,196	75,696	83,989	847	-
Net cash used in investing activities	(25,973)	(25,848)	(62,842)	(13,510)	(37,413)

Financing Activities
Repayment of debt	(3,390)	(3,260)	(3,352)	(3,388)	(3,543)
Dividends paid	(3)	(6,874)	(6,872)	(6,891)	-
Proceeds from exercise of stock options	1,180	1,494	718	3,126	406
Excess tax benefits from stock-based compensation	-	-	89	24	27
Net cash used in financing activities	(2,213)	(8,640)	(9,417)	(7,129)	(3,110)

Net increase (decrease) in cash and cash equivalents	23,942	3,404	(33,522)	5,042	(20,691)

Cash and cash equivalents, beginning of period	41,322	65,264	68,668	35,146	40,188
Cash and cash equivalents, end of period	$65,264	$68,668	$35,146	$40,188	$19,497

21st Century Insurance Group
Supplemental Operational Information
(Unaudited)
(Amounts in thousands, except ratios and vehicles in-force)

	Q3'05	Q4'05	Q1'06	Q2'06	Q3'06
Direct Premiums Written
California	$326,048	$294,472	$311,820	$287,389	$295,776
Non - California	23,070	21,994	26,749	29,449	41,441
Total direct premiums written	$349,118	$316,466	$338,569	$316,838	$337,217

% of Direct Premiums Written
California	93.4%	93.1%	92.1%	90.7%	87.7%
Non - California	6.6%	6.9%	7.9%	9.3%	12.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Vehicles in-force
California	1,447,471	1,413,909	1,382,296	1,359,217	1,323,381
Non-California	117,760	127,001	138,257	157,386	196,613
Total Vehicles In-force at end of quarter	1,565,231	1,540,910	1,520,553	1,516,603	1,519,994

Other Information
Statutory surplus	$657,666	$704,671	$725,144	$755,326	$781,633
Ratio of net premiums written to statutory surplus	2.1	1.9	1.8	1.7	1.6
Auto renewal ratio	92%	91%	91%	91%	91%

Reconciliation of stockholders' equity to statutory surplus
Stockholders' equity - GAAP	$813,018	$829,972	$836,813	$855,165	$897,623
Condensed adjustments to reconcile GAAP stockholders' equity to statutory surplus:
Equity in non-insurance entities	22,073	26,798	31,728	39,558	54,827
Capital lease obligation	3,095	2,975	1,178	(662)	(2,542)
Net unrealized losses on investments	644	10,788	31,683	44,778	16,956
Deferred policy acquisition costs	(63,760)	(59,939)	(62,919)	(68,248)	(67,592)
Net deferred tax assets related to items nonadmitted under SAP	38,394	38,544	24,137	24,438	32,641
Assets nonadmitted for statutory purposes	(155,798)	(144,467)	(137,476)	(139,703)	(150,280)
Statutory surplus	$657,666	$704,671	$725,144	$755,326	$781,633